Pulse Biosciences Announces Appointment of Mitchell E. Levinson as Chief Strategy Officer

HAYWARD, Calif. [Business Wire]– August 19, 2021. Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel bioelectric medicine company commercializing the CellFX® System powered by Nano-Pulse Stimulation™ (NPS™) technology, today announced the appointment of Mitchell E. Levinson to the newly created role of Chief Strategy Officer, effective immediately, in addition to the continuation of his role as a member of the Pulse Biosciences Board of Directors.

“As a Board member and medical device industry veteran with a track record of successfully bringing new technologies and products to market across a variety of medical specialties, Mitch’s insights have benefitted Pulse Biosciences for over five years,” said Darrin Uecker, President and CEO of Pulse Biosciences. “We are thrilled to add him to the executive leadership team at this critical time as we continue to build our dermatology business and accelerate our expansion into a multi-specialty company by leveraging our existing CellFX platform with CellFX CloudConnect. We believe Mitch is uniquely qualified to spearhead our expansion efforts with his broad experience and skillset.”

Mr. Levinson has over 30 years of experience developing and launching novel medical device technologies across multiple medical disciplines, including dermatology, wound care, surgery, diagnostics, otolaryngology, microbiology, neurology, OB/GYN, patient monitoring and digital health. Most recently, he co-founded and served as startup CEO for Cerebrotech Medical Systems where he led the development of a novel brain monitor. Mr. Levinson was the first employee and startup CEO for Zeltiq Aesthetics, the CoolSculpting company, acquired by Allergan in 2017. Prior to Zeltiq, he held executive R&D positions at Thermage and BioSurgical Corporation. Mr. Levinson currently sits on the boards of directors for several medical technology startup companies. He is an inventor on 50 issued and numerous pending U.S. patents. Mr. Levinson earned his B.S. in Mechanical Engineering from University of California at San Diego and holds an M.S. in Computer Systems from the University of Phoenix.

“As one of Pulse Biosciences’ early board members, I have had the privilege of working closely with the board and management team over the years to develop the company’s strategy and vision for our highly differentiated and proprietary NPS technology,” said Mitchell E. Levinson, Director and Chief Strategy Officer of Pulse Biosciences. “I am very excited to be joining the executive team at this important time in the company’s growth as we pursue the use of our NPS technology beyond dermatology, where I am confident we can offer additional safe and effective medical interventions to improve patient care and address unmet needs for healthcare providers.”

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s anticipated product development efforts, the prospects for the Company’s dermatology business, and whether the Company can diversify its NPS technology platform or accelerate its expansion into a multi-specialty company by leveraging its existing CellFX platform with CellFX CloudConnect.. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

Contacts

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or
press@pulsebiosciences.com